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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 of Smith & Wesson Holding Corporation (formerly Saf-T-Hammer Corporation) of our Independent Auditors' Report dated March 20, 2001 appearing in the Company's Annual Report on Form 10-KSB for the years ended December 31, 2000 and 1999, to be filed on or around May 3, 2002.



/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
May 3, 2002